EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

First Quarter Fiscal Year 2017

•                  Revenues for the first quarter reported at $28.2 million

•                  Net income of $0.1 million for the first quarter includes charges of $2.8 million equal to $0.27 earnings per share related to the proposed merger agreement with OSI Systems, Inc.

BILLERICA, Mass. — August 8, 2016 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E” or “the Company”), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the first quarter of fiscal year 2017 ended June 30, 2016.

The Company reported revenues of $28.2 million as compared with revenues of $31.4 million for the first quarter of fiscal year 2016, net income of $0.1 million as compared with a net loss of $0.5 million for the first quarter of fiscal year 2016, and earnings per share of $0.01, inclusive of the $2.8 million charge equal to $0.27 earnings per share related to the merger agreement with OSI Systems, Inc., as compared with a loss per share of $0.07 for the first quarter of fiscal year 2016.

Update on Pending Acquisition by OSI Systems

•                  As previously announced on June 21, 2016, AS&E has entered into a definitive agreement to be acquired by OSI Systems, Inc. (NASDAQ: OSIS) for $37.00 per share of AS&E common stock in an all-cash transaction, for a total transaction value of approximately $269 million.

•                  A special meeting of shareholders is scheduled to be held on August 31, 2016 to vote on the adoption of the Merger Agreement and certain related matters. The Definitive Proxy Statement was filed with the SEC on July 15, 2016 and, on or about July 15, 2016, mailed to shareholders of record as of July 14, 2016.

•                  In accordance with its agreement with OSI Systems, AS&E has suspended the payment of its quarterly dividend.

•                  The transaction is expected to be completed by the end of 2016.

Given the pending acquisition, AS&E has discontinued its practice of conducting an earnings conference call to discuss its financial results.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter® X-rays. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

For Additional Information, Contact:

Laura Berman

American Science and Engineering, Inc.

lberman@as-e.com

978-262-8713

Investor Relations

Michael Freitag, Joseph Berg, or Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Safe Harbor Statement: This press release contains statements concerning the proposed transaction between AS&E and OSI Systems, the ability to consummate the transaction, the expected benefits of the transaction, and benefits and synergies of the transaction that may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of terms such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “should,” “estimates,” or other similar expressions.  Actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results or events to differ materially from those projected in the forward-looking statements contained herein include the following: uncertainties regarding the timing of the closing of the transaction; uncertainties as to how many of the Company’s shareholders will vote in favor of the transaction; the possibility that various closing conditions to the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to AS&E; the interference with business resulting from distraction of the Company’s employees; the integration of the Company’s business into OSI Systems is not as successful as expected; the failure to realize anticipated synergies and cost savings; other business effects, including reductions, delays, or cancellations of orders; disruption in the supply of any source component incorporated into Company’s products; the Company’s ability to protect and enforce its intellectual property; potential product liability claims against the Company; global political and economic trends and events which affect public perception of the threat presented by drugs, explosives, and other contraband and influence the spending of governments and private organizations; future reductions in federal funding; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to implement changes in technology and customer requirements; competitive pressures; the impact of lengthy sales cycles and customer delays both in United States government procurement and procurement abroad on the Company’s cash flows; changes in U.S. or foreign regulations that affect the use or export of the Company’s products; general economic conditions, and other factors discussed in the “Risk Factors” section of the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. These forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	June 30, 2016	June 30, 2015

Total net sales and contract revenues	$28,217	$31,444

Total cost of sales and contracts	14,992	17,018
Gross profit	13,225	14,426

Expenses:
Selling, general and administrative expenses	8,053	8,270
Research and developments costs	5,095	6,889
Total operating expenses	13,148	15,159

Operating income (loss)	77	(733)
Interest and other income (expense), net	2	(59)

Income (loss) before provision for (benefit from) income taxes	79	(792)
Provision for (benefit from) income taxes	25	(277)

Net income (loss)	$54	$(515)

Income (loss) per share - Basic	$0.01	$(0.07)
Income (loss) per share - Diluted	$0.01	$(0.07)

Weighted average shares - Basic	7,135	7,161
Weighted average shares - Diluted	7,136	7,161

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June 30, 2016	March 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$74,104	$81,571
Restricted cash	7,989	6,809
Accounts receivable, net	21,837	19,086
Unbilled costs and fees	2,107	2,250
Inventories, net	39,465	38,440
Other current assets	7,026	7,755
Total current assets	152,528	155,911

Equipment and leasehold improvements, net	6,087	6,477
Restricted cash	437	437
Other non-current assets	9,485	8,404
Total assets	$168,537	$171,229

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$5,550	$5,327
Customer deposits	13,926	12,787
Deferred revenue	7,733	8,700
Other current liabilities	8,504	7,942
Total current liabilities	35,713	34,756

Non-current liabilities:
Other non-current liabilities	4,913	5,350
Total liabilities	40,626	40,106

Stockholders’ equity	127,911	131,123
Total liabilities & stockholders’ equity	$168,537	$171,229

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the three months ended
	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net income (loss)	$54	$(515)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	653	1,006
Provisions for contracts, inventory and accounts receivable reserves	101	35
Amortization of bond premium	—	34
Stock compensation expense	588	334
Deferred income taxes	(1,093)	—
Other	6	—

Changes in assets and liabilities:
Accounts receivable	(2,778)	(3,114)
Unbilled costs and fees	143	(2,475)
Inventories	(1,099)	3,706
Prepaid expenses and other assets	741	1,101
Accounts payable	223	(3,141)
Customer deposits	1,139	(2,474)
Deferred revenue	(1,672)	309
Accrued expenses and other liabilities	830	(645)
Net cash used for operating activities	(2,164)	(5,839)

Cash flows from investing activities:
Proceeds from sales and maturities of short term investments	—	3,380
Purchases of property and equipment, net	(269)	(258)
Net cash (used for) provided by investing activities	(269)	3,122

Cash flows from financing activities:
(Increase) decrease in restricted cash	(1,180)	855
Repurchase of shares of common stock	(154)	(2,263)
Reduction of income taxes paid due to the tax impact of employee stock options	(103)	—
Payment of common stock dividend	(3,597)	(3,611)
Net cash used for financing activities	(5,034)	(5,019)
Net decrease in cash and cash equivalents	(7,467)	(7,736)
Cash and cash equivalents at beginning of period	81,571	68,835
Cash and cash equivalents at end of period	$74,104	$61,099